UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_______________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):
December 21, 2011

BORDERS GROUP, INC.
(Exact Name of Registrant as Specified in Charter)

Michigan	1-13740	38-3294588
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Phoenix Drive
Ann Arbor, Michigan 48108
 (Address of Principal Executive Offices and Zip Code)

(800) 315-7323
(Registrant’s Telephone Number, including Area Code)

           Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.03           Bankruptcy or Receivership.

As previously disclosed, on February 16, 2011, Borders Group Inc. (the “Company”) and each of its subsidiaries (collectively, the “Debtors”), filed voluntary petitions for relief under Chapter 11 of the United States Bankruptcy Code (the “Chapter 11 Proceeding”) in the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”) (Case No. 11-10614 (MG)).  Since filing their petition, the Debtors have operated as debtors in possession under the jurisdiction of the Bankruptcy Court.

On December 21, 2011, the Bankruptcy Court entered an order (Docket No. 2384) (the “Confirmation Order”) confirming the Debtors’ First Amended Joint Plan of Liquidation Pursuant to Chapter 11 of the Bankruptcy Code (the “Plan”).  Previously, the Debtors filed with the Bankruptcy Court a Disclosure Statement in support of the Plan (Docket No. 2110) (the “Disclosure Statement”).  The description of the Confirmation Order and the Plan contained herein does not purport to be complete and is qualified in its entirety by reference to the Confirmation Order.  Copies of the Confirmation Order and Plan are attached hereto as Exhibits 99.1 and 99.2, respectively, and are incorporated herein by reference.  Copies of the Confirmation Order, the Plan, the Disclosure Statement, and other pleadings and documents filed with the Bankruptcy Court by the Debtors and other parties are also publicly available on the Internet at http://pacer.psc.uscourts.gov or http://bordersreorganization.com. Captilized terms used herein that are not otherwise defined have the meaning assigned in the Plan.

The Plan contemplates a full liquidation of the Debtors’ remaining assets.  Under the Plan, a Liquidating Trust will be created.  On the Effective Date, the Debtors will transfer and assign to the Liquidating Trust substantially all property and assets of the Debtors.  Proceeds of those assets will constitute Liquidating Trust assets.  The proceeds of liquidation will be distributed to the holders of Allowed Priority Non-Tax Claims and Allowed Secured Claims (each as defined by the Plan).  In the manner provided in the Plan, to the extent there are assets remaining in the Liquidating Trust after payment of such claims, all Holders of Allowed General Unsecured Claims shall receive the remaining assets on a Pro Rata Share basis.  The Plan also governs the payment of Allowed Administrative Claims and Allowed Priority Tax Claims (each as defined in the Plan).  As of the Effective Date, unless otherwise specified in the Plan, each executory contract or unexpired lease of the Debtors not previously expired or terminated by the Debtors shall be deemed rejected on the Confirmation Date. Indemnification Obligations of the Debtors shall continue as obligations of the Liquidating Trust, and will survive confirmation of the Plan, subject to conditions.

As of December 21, 2011, the registrant had 71,226,145 shares of common stock outstanding.  On the Effective Date, all Equity Interests in the registrant (including all issued and outstanding common stock and securities convertible into common stock) will be canceled and extinguished without further action. On the Effective Date, the registrant will issue one share of stock to the Liquidating Trust which will hold such share of stock for the benefit of the holders of Liquidating Trust Interests, and such share of stock will remain outstanding until the registrant is dissolved in accordance with the Plan.

The effective date of the Plan (the “Effective Date”) is defined in the Plan as the date on which the following conditions have been satisfied: (1) the Confirmation Order is a Final Order not subject to a stay or injunction; (2) the Confirmation Order provides that all transfers of property by the Debtors (a) to the Liquidating Trust are or shall be valid and effective, and meet additional requirements provided for in the Plan, and (b) to the Holders of Claims under the Plan are for good consideration and value; (3) the Plan is Filed; and (4) all transfers, and all agreements necessary to implement the Plan’s provisions, have been effected.  Pursuant to the Plan, if the conditions precedent to the Effective Date are not met within 180 days after the Confirmation Date, or such later date as shall be determined by the Debtors, the Confirmation Order may be vacated by the Bankruptcy Court.

2

The Company intends to file a Form 15 with the Securities and Exchange Commission to provide notice of the suspension of its reporting obligation under Section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  Upon filing a Form 15, the Company will immediately cease filing any further periodic reports under the Exchange Act.

Item 9.01           Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

99.1	Order Confirming the Debtors’ First Amended Joint Plan of Reorganization under Chapter 11 of the Bankruptcy Code.

99.2	Debtors’ First Amended Joint Plan of Reorganization under Chapter 11 of the Bankruptcy Code

SIGNATURES

           Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 21, 2011	BORDERS GROUP, INC.

	By:	/s/ Ojas Shah
Ojas Shah
Chief Financial Officer and Treasurer
(Principal Financial and Accounting Officer)

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